EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of August 1, 1997, by and between SAVILLE SYSTEMS PLC (the "Company"), a public limited company incorporated under the laws of the Republic of Ireland, and its subsidiaries, SAVILLE SYSTEMS, INC. ("SSUS") and SAVILLE SYSTEMS CANADA, LTD. ("SSC") (collectively, the "Companies"), and JOHN J. BOYLE, III, a resident of New Hampshire (the "Executive");

                                   WITNESSETH:

         WHEREAS, each of the Companies wishes to employ the Executive as its Chief Executive Officer, to serve in such capacity for all three companies simultaneously; and
         WHEREAS, the Executive wishes to be employed in this capacity by the Companies, on the terms and conditions set forth below.
         NOW, THEREFORE, in consideration of the mutual obligations set forth herein, the parties hereto hereby agree as follows:

1 Engagement. Each Company hereby employs the Executive, effective on the date first above written to serve as follows: (a) the Executive shall serve as Chief Executive Officer of the Companies as of the date first above written through April 1, 1998, (b) the Executive shall serve as President and Chief Executive Officer and Chairman of the Boards of Directors of the Companies from April 1, 1998 through July 31, 1999, and (c) the Executive shall serve as a Director of the Companies through the period of time covered by clauses (a) and (b) above and through August 1, 2002. The period from the date first above written through July 31, 1999 is hereinafter referred to as the "Term." The Executive hereby accepts such employment for such Term, on the terms and conditions hereinafter set forth.

2 Duties. During that part of the Term during which the Executive is the Chief Executive Officer, the Executive shall be responsible for the overall management and operations of the Companies and shall have such duties and responsibilities as may be assigned to him by the Board of Directors of the Company (the "Board"). The Executive shall use his best efforts and shall act in good faith in performing all duties reasonably required to be performed under this Agreement. The Executive's principal place of business shall be in or near Boston, Massachusetts, at the office of SSUS located there.

3 Availability. While employed by the Companies during the Term pursuant to this Agreement, the Executive shall devote his entire working time, attention and energies to the Companies' business and shall not be engaged in any other business activity without the express approval of the Board.

4 Expenses. Each Company shall reimburse the Executive, with reasonable promptness upon presentation of itemized vouchers, for all ordinary and necessary business expenses incurred by the Executive in the performance of his duties hereunder to such Company. Air travel by the Executive for any Company shall be by business class for international flights, by first class for U.S. domestic flights with a scheduled duration of three hours or longer, and otherwise by coach class; provided, however, that the Companies will, when possible, provide the Executive with frequent flyer (or similar program) upgrade coupons to enable the Executive to upgrade to first class on an as available basis.

5 Compensation. As compensation for the services to be rendered hereunder, the Companies agree as follows: a. The Companies will pay to the Executive, in bi-weekly installments, an annual base salary of $350,000 for the one year period commencing August 1, 1997. Such salary shall be subject to adjustment thereafter as determined by the Board. The base salary will be allocated among the Companies as determined by the Board from time to time. The Company shall not be obligated to pay the Executive a salary after the last day of the Term.
b. The Executive shall have the right to participate in an incentive bonus plan to be established by the Companies, pursuant to which the Executive will be eligible to receive an aggregate bonus within 60 days after the end of each calendar year during the Term equal to up to 100% of his base salary during such year, and within 60 days after the end of the Term with respect to the partial year ending on the last day of the Term, with the amount or the bonus to which he is entitled determined by the Compensation Committee of the Board based upon performance by the Executive and the Companies. At least one-half of such bonus shall be payable based upon the Companies meeting financial performance projections adopted by the Board with respect to the fiscal year for which such bonus applied. c. The Companies shall provide the Executive either with an automobile for use by the Executive or a reasonable allowance established by the Board to enable the Executive to obtain the use of an automobile and liability insurance therefor. d. The Executive shall be entitled to participate in the benefits package of the Companies for United States employees, including comprehensive health insurance. The Executive shall be entitled to three weeks of paid vacation per year.

6 Restricted Ordinary Shares. The Company shall issue restricted Ordinary Shares to the Executive in accordance with the terms specified in a Stock Restriction Agreement to be entered into between the Executive and the Company. Such Stock Restriction Agreement shall provide for vesting of such shares over the minimum period that the Executive has agreed to continue to serve as a Director of the Company, which minimum period ends on August 1, 2002.

7 Ownership of Material Information. All right, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, processes, developments, know-how, laboratory notebooks, creations, properties and all other proprietary rights arising from, or in any way related to, the Executive's employment hereunder, whether developed by the Executive independently or jointly with others ("Intellectual Property"), shall become and remain the exclusive property of the Companies, and the Executive shall have no interest therein. The Executive shall promptly disclose to the Companies and assign or transfer to the Companies all rights in any Intellectual Property. If any Company elects to seek patent or other protection with respect to any Intellectual Property, the Executive shall, at such Company's expense, take all actions reasonably requested by such Company to obtain such protection for the benefit of such Company and to fully vest in such Company and its successors and assigns full right and title to such Intellectual Property. Upon the termination of the Executive's employment by the Companies for any reason, the Executive shall return to each Company all property of such Company, including all copies of or relating to any Intellectual Property, in the possession or under the control of the Executive.

8 Confidentiality. The Executive shall not, during the term of his employment by the Companies pursuant to this Agreement or thereafter, disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder or as may be required by law) any confidential information concerning the business or affairs of any Company (or of any affiliate or subsidiary of any Company), including but not limited to lists of and records relating to customers, business plans, business negotiations, market information, financial and cost information, and scientific and technical information (whether of any Company or entrusted to any Company by a third party under a confidentiality agreement or understanding) which the Executive shall have acquired in the course of, or incident to, the performance of his duties pursuant to the terms of this Agreement or pursuant to any prior dealings with any Company or any affiliate or subsidiary of any Company. The Executive shall hold in strictest confidence, as a fiduciary, any and all such confidential information, and shall comply with all instructions of the Companies for preservation of the confidentiality of such information. In the event of a breach or threatened breach by the Executive of the provisions of this Section 8, the Companies shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Companies from pursuing any other remedies available to the Companies for such breach or threatened breach, including the recovery of damages from the Executive. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation of this Section 8) or which is a matter of general business knowledge or experience. a. Termination for Cause. The Companies may terminate their employment of the Executive under this Agreement for cause in the event that the Board determines that the Executive (i) has materially breached his obligations to any Company under this Agreement or has refused or failed to perform satisfactorily the duties properly assigned to him in accordance with the terms of this Agreement, provided that the employment of the Executive shall not be terminated under this clause (i) unless the Executive is given notice in writing that the conduct in question constitutes grounds for termination under this
Section 9 and the Executive is allowed at least twenty (20) days to remedy the refusal or failure, (ii) has been convicted of a crime of moral turpitude (whether or not in conjunction with the performance by the Executive of his duties under this Agreement), or (iii) has through willful misconduct or gross negligence engaged in an act or course of conduct that causes material injury to any Company (or any affiliate or subsidiary of any Company) (each of the reasons specified in clauses (i) through (iii) hereof being referred to herein as "Cause"). b. Upon a termination of employment under Section 9(a), the Companies shall be relieved of all further obligations under this Agreement. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions of Sections 7, 8, 12 17.

9  Termination Without Cause.
a. If the employment of the Executive is terminated by the Companies during the Term of this Agreement other than (i) pursuant to Section 9(a) or Section 11 or
(ii) by virtue of the resignation of the Executive, or if the responsibilities and duties of the Executive are, other than for Cause, materially diminished or changed in a manner that materially impairs the Executive's ability to function as Chief Executive Officer of the Companies, the Executive shall be entitled to receive, upon such termination, a severance payment in an amount equal to the aggregate of the cash consideration to which the Executive would be entitled hereunder if he remained employed by the Companies for the lesser of (i) one year or (ii) the period from the date of termination to end of the Term, in each case computed on the assumption is that the Employee would be entitled to the full amount of the incentive bonus provided for in Section 5(b). Such severance payment shall be payable in equal monthly installments over the period during which the Employee would be entitled to receive such cash consideration if still employed by the Companies. b. Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7, 8 and 12.

10 Death or Inability to Perform of the Executive. In the event that the Executive, during the period while employed under this Agreement, shall die or at any time become unable to carry out his duties under this Agreement, the Companies may terminate this Agreement and be relieved of all further obligations hereunder. Termination of employment under this Section 11 shall not terminate the Executive's obligations under Sections 7, 8 and 12.

11 Non-Competition.
a. The Executive hereby agrees that, except as provided in Section 12(b), during the term of his employment by the Companies pursuant to this Agreement and for a period of one year following the termination for any reason of his employment under this Agreement, he will not, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business competing with any business of the Companies in which the Executive participated during the two years immediately preceding such termination, (ii) interfere with, solicit on behalf of another or attempt to entice away from the Companies (or any affiliate or subsidiary of any Company) (x) any project, financing or customer that any Company (or any affiliate or subsidiary of any Company) has under contract (including unfulfilled purchase orders), or any letter of supply or other supplier contract or arrangement entered into by any Company (or any affiliate or subsidiary of any Company), and all extensions, renewals and resolicitations of such contracts or arrangements, (y) any contract, agreement or arrangement that any Company (or any affiliate or subsidiary of any Company) is actively negotiating with any other party, or (z) any prospective business opportunity that any Company (or any affiliate or subsidiary of any Company) has identified at the time of termination as being actively pursued by such Company, or (iii) for himself or another, hire, attempt to hire, or assist in or facilitate in any way the hiring of any employee of the Companies (or any affiliate or subsidiary of any Company), or any employee of any person, firm or other entity, the employees of which any Company (or any affiliate or subsidiary of any Company) has agreed not to hire or endeavor to hire. b. In the event that prior to the end of the Term the Executive's employment is terminated by the Company pursuant to Section 10(a), the Executive shall have the option, exercisable at any time by notice to the Company, to be relieved of his obligations under clause (i) of Section 12(a), but not clauses (ii) and (iii) of Section 12(a). Upon the giving of such notice by the Executive, the Company shall be relieved and discharged of all payment obligations to the Executive arising under Section 10(a) and payable on or after the date of such notice. c. Because of the Executive's knowledge of the Companies' business, in the event of the Executive's actual or threatened breach of the provisions of this Section 12, the Companies shall be entitled to, and the Executive hereby consents to, an injunction restraining the Executive from any of the foregoing. However, nothing herein shall be construed as prohibiting the Companies from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive agrees that the provisions of this Section 12 are necessary and reasonable to protect the Companies in the conduct of its business. If any restriction contained in this Section 12 shall be deemed to be invalid or unenforceable by reason of the extent, duration or geographic scope thereof, then the extent, duration, and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration and geographic scope permitted by law and enforceable.

12 Capacity. The Executive represents and warrants to the Companies that he is not now under any enforceable obligation, of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

13 Withholding. The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by applicable law, as determined by the Companies in their reasonable judgment.

14 Waivers and Amendments. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement. This Agreement may be amended only by a written instrument signed by the Executive and a duly authorized officer of each Company.

15 Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered by hand, by facsimile transmission or by overnight delivery service maintaining records of receipt, to the respective parties at the following addresses:
                  If to the Companies:

                           Saville Systems
                           One Van De Graaff Drive
                           Burlington, Massachusetts  01803
                           Facsimile:  781-270-6501

                  If to the Executive:

                           Mr. John J. Boyle, III
                           3 Hancock Street
                           Portsmouth, NH 03801

or to such other address or addresses as any party may from time to time designate by notice given to the others as aforesaid. Notices shall be effective when delivered.

1 Arbitration; Jurisdiction. Except for disputes arising under or in connection with Sections 7, 8, and 12, all disputes arising under or in connection with this Agreement or concerning in any way the Executive's employment shall be submitted exclusively to arbitration in Boston, Massachusetts, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The parties hereto consent to personal jurisdiction of any state or Federal court sitting in the District of Massachusetts, in order to enforce any arbitration judgment or the rights of the Companies under Sections 7, 8 and 12, and waive any objection that such forum is inconvenient. Each party hereby consents to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the choice of law provisions thereof.

2 Assignability. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Companies. The Executive may not assign any of his rights or obligations hereunder without the express written consent of the Companies.

3 Miscellaneous. This Agreement sets forth all, and is intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

4 Headings; Construction. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

5 Survival of Terms. If this Agreement is terminated for any reason, the provisions of Sections 7, 8, 12 and 17 shall survive and the Executive and the Companies, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SAVILLE SYSTEMS PLC
                                        SAVILLE SYSTEMS CANADA, LTD.
                                        SAVILLE SYSTEMS, INC.

/s/ John J. Boyle, III                  By: /s/ Bruce A. Saville
John J. Boyle, III                      Name:  Bruce A. Saville
                                        Title:      Chairman